                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                NOVEMBER 1, 1999


                                 USA TRUCK, INC.
              (Exact name of registrant as specified in is charter)


   Delaware                       000-19858                     71-0556971
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


3200 Industrial Park Road, Van Buren, Arkansas          72956
  (Address of principal executive offices)             (Zip Code)



               Registrant's telephone number, including area code:

                                 (501) 471-2500

Item 2.           Acquisition or Disposition of Assets.

         On November 1, 1999, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated October 31, 1999, USA Truck, Inc. (the "Registrant"), a Delaware corporation, acquired substantially all the assets of CARCO Carrier Corporation, an Arkansas corporation, which operated under the name CCC Express, Inc. ("CCC"), for a purchase price of $35,300,000. The purchase price, which is subject to certain post-closing adjustments, consisted of (i) a cash payment of approximately $3.0 million; (ii) the assumption of approximately $6.5 million of liabilities including equipment notes held by Bank Boston, Mellon U.S. Leasing and Banc of America Leasing & Capital LLC and (iii) the refinancing with Banc One Leasing Corporation and Deposit Guaranty National Bank of approximately $25.8 million in other debt secured by equipment. The cash portion of the purchase price was paid with available cash and proceeds of borrowings under the Registrant's credit facilities with Deposit Guaranty National Bank. The purchase price was equal to the net book value of CCC on the closing date, as adjusted in accordance with the Asset Purchase Agreement, plus $2.0 million. In connection with the acquisition, the Registrant's borrowing limit under its General Line of Credit with Deposit Guaranty National Bank was increased from $20.0 million to $35.0 million effective October 28, 1999.

         The acquired operations include a fleet of 498 tractors and 1,103 dry van trailers, which the Registrant will use in its truckload motor carrier business. The Registrant is, and before the acquisition CCC was, a motor carrier engaged in common and contract carriage of truckload quantities of general commodities. The acquisition represents an increase of 43% in the tractor fleet of the Registrant, which operated 1,149 tractors and 2,266 dry van trailers before the transaction. As part of the transaction, the Registrant also assumed three leases for dedicated shop and fuel facilities.

         The foregoing is qualified by reference to the Asset Purchase Agreement, the form of which is filed as an exhibit to this Report and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of businesses being acquired.
                  (b)      Pro forma financial information.

                  The historical financial statements and information of CCC required by Item 7(a) and the pro forma financial statements and information required by Item 7(b) will be filed by amendment to this Report no later than 60 days after the date on which this Report is required to be filed.

                  (c)      Exhibits.

                           Exhibit 2.1: Form of Asset Purchase Agreement dated as of October 31, 1999 between the Registrant, as buyer, and CARCO Carrier Corporation doing business as CCC Express, Inc., as seller, and CARCO Capital Corporation.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 12, 1999                  USA Truck, Inc.



                                         By:   /s/ Jerry D. Orler
                                            -----------------------------------
                                               Jerry D. Orler
                                               Vice President - Finance and
                                               Chief Financial Officer

                                INDEX TO EXHIBITS


         Exhibit               Exhibit
         -------               -------

         2.1                   Form of Asset Purchase Agreement dated as of
                               October 31, 1999 between the Registrant, as buyer, and CARCO Carrier Corporation doing business as CCC Express, Inc., as seller and CARCO Capital Corporation.